                                                          Exhibit No. EX-99.17.c

                                 CODE OF ETHICS
                      Lincoln Financial Distributors, Inc.

CREDO

It is the duty of all Lincoln Financial Distributors, Inc., employees, officers, and directors to conduct  themselves  with  integrity  and at all times.  In the interest of this Credo, all personal  transactions will be conducted  consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict  of  interest  or any abuse of an  individual's  position  of trust and responsibility.  The fundamental  standard of this Code is that personnel should not take any inappropriate advantage of their position.

                  Standards of Conduct and Compliance with Laws

Pursuant to Rule 204A-1 under the Advisers Act it is unlawful for any investment adviser including any LFD employees, officers or directors, thereof, to:
     1.   Employ  any  device,  scheme  or  artifice  to  defraud  the  Delaware
          Investments Family of Funds or Optimum Funds;
     2.   Make  any  untrue  statement  of a  material  fact or omit to  state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;
     3.   Engage in any act,  practice  or course of business  that  operates or would operate as a fraud or deceit; or
     4.   Engage in any manipulative practice.

                              Prohibited Activities

The following restrictions apply to Lincoln Financial Distributors, Inc. ("LFD")
employees, officers and directors:

          o    Insider Trading
          Insider  trading is a  prohibited  practice  of trading in  securities based on material nonpublic information. All LFD employees,  officers, directors are prohibited from trading,  either personally or on behalf of others (including family) on material nonpublic information or from
          communicating   material  nonpublic   information  to  others.   These
          individuals  are also  prohibited  from giving  advice based on inside information.

          o    Use of Unapproved Advertisements and Sales Materials
          All  advertisements  and all sales materials which will be used with a prospect or client of the financial intermediaries must be approved by
          Compliance  prior to use.  Failure to submit an  advertisement or sale material  may subject an  individual  to  sanctions  including a fine, suspension or termination.

          o    Mutual Fund Late Trading and Market Timing Abuses
               o    Late trading is illegal under SEC Rules because late trading would permit a purchase or redemption  order  received after
                    4:00 p.m. to receive the share price  calculated  as of 4:00
                    p.m. that same day.

               o    Market  timing   trades,   while  not  illegal,   harm  fund
                    investors; therefore, market timing is strongly discouraged.
                    If a fund like the Delaware  Investments  Family of Funds or
                    Optimum Funds have rules  restricting  market timing,  those rules must be followed and will be strictly enforced by LFD.

               o    The Board of  Trustees  of the  Optimum  Funds and  Delaware
                    Distributors,  L.P. adopted policies and procedures designed to detect, deter and prevent trading activity detrimental to the Funds and their shareholders, such as market timing. The
                    Funds  discourage  market  timing  and  purchase  orders  by shareholders  identified  as market  timers may be rejected.
                    All  Mutual  Funds  advised  or   sub-advised   by  Delaware
                    Investments,  Inc. are subject to the 60-day  holding period before  selling  shares of the  Funds at a  profit.  Closing positions at a loss is not prohibited

               o    All LFD  employees,  officers and directors  are  prohibited
                    from   engaging  in  selective   sharing  or  disclosure  of
                    portfolio holdings information in a manner inconsistent with the written policy regarding the  dissemination of portfolio holdings  information for the Delaware Investments Family of
                    Funds.

               o    All LFD  employees,  officers and directors  are  prohibited from using Fund  information  for their own personal gain or for any clients of the firm.

               o    Any  LFD  employees,  officers  and  directors  who  own any
                    Delaware  Investments  Family of Funds or the Optimum  Funds
                    must hold them in-house directly with Delaware  Investments,
                    Inc.

          o    Selling Away
               A registered representative must obtain written approval from LFD
               Compliance  prior  to  participating  in any  private  securities transaction,  otherwise  the  activity  is selling  away which is prohibited.  A private  securities  transaction is any securities
               transaction   that  is  executed   outside,   or  away  from  the
               supervision  of  LFD.  The  definition   includes   money-raising
               activities,  offerings involving a limited number of purchases or sales,  issuing  promissory notes,  purchase of private placement and some multi-level marketing programs.

          o    Purchase of Initial Public Offerings
               All LFD employees, officers, directors and their immediate family members are prohibited from purchasing Initial Public Offerings.

          o    Engage In Prohibited Sales and Marketing Practices
               Certain sales  practices are  specifically  prohibited by various
               Federal and State laws,  including  the NAIC Model  Unfair  Trade
               Practices Act,  which has been adopted by many states.  Among the sale  practices  that  registered  representatives  and employees should not engage in include:
               o    Arranging For credit
               o    Bashing
               o    Business Valuation
               o    Churning
               o    Deceptive Practices
               o    Fraud
               o    High Pressure Tactics
               o    Rebating
               o    Unfair Trade Practices
               o    Twisting

          A    comprehensive list of policies and procedures are included in the
               LFD Compliance Manual.

               Protection of Lincoln Client Nonpublic Information

LFD only  allows  access  to  Lincoln  client  non-public  information  to those individuals  who need to know it in order to provide  products or  services,  or perform services on LFD's behalf.  Individuals who have access to Lincoln client
non-public   information  must  keep  such  information  strictly  confidential.
Officers, directors, registered principals and registered representatives of LFD
and  any  associated   persons  must  prevent  disclosure  of  client  nonpublic
information  to  individuals  who do not need the  information  to perform their duties.

                                Required Reports

The following reports are required to be made by all LFD's associated persons.
Associated persons include any officers,  directors,  partners,  or non-clerical employees of LFD.

o    Disclose  outside  brokerage  accounts  at  employment  and at the  time of opening any new accounts
o    Direct  their  brokers  to supply  to LFD  Compliance,  on a timely  basis, duplicate  copies of all  confirmations  and  statements for all securities accounts
o    Annually certify that they have read the Code of Ethics and any amendments, and fully complied with this Code of Ethics

                              Reporting Violations

The supervisory principals and managers shall report to the LFD Chief Compliance
Officer (the "CCO") any apparent  violations  of the  prohibitions  or reporting requirements  contained in this Code of Ethics.  The CCO will review the reports made and determine whether or not the Code of Ethics has been violated and shall determine what sanctions,  if any, should be imposed in addition to any that may already have been imposed.

The CCO will advise the Board of  Directors/Trustees of the Delaware Investments
Family of Funds and the  Delaware  Distributors,  L.P Board of  Directors of any
issues  arising  under  the  Code of  Ethics,  including,  but not  limited  to, information  about  material  violations  of the Code of  Ethics  and  sanctions imposed in response to the material violations.

                                  Recordkeeping
LFD must keep copies of:
o    LFD's Code of Ethics
o    Records  of  violations  of the Code and  actions  taken as a result of the violations
o    Written   records    acknowledging   all   supervised    persons'   written
     acknowledgment of LFD's Code of Ethics

All records must be kept in an appropriate office for two years and in an easily accessible place after that for a total of 5 years.

Revised -12/05